Exhibit 99.1

NEWS RELEASE - FOR IMMEDIATE RELEASE

JULY 26, 2016

Equity Residential Reports Second Quarter 2016 Results
Revises Full Year Financial and Operating Guidance

Chicago, IL - July 26, 2016 - Equity Residential (NYSE: EQR) today reported results for the quarter and six months ended June 30, 2016. All per share results are reported as available to common shares/units on a diluted basis.

“After five consecutive years of exceptional fundamentals, elevated levels of new supply and slowing growth of higher paying jobs in San Francisco and New York have created headwinds that cause us to reduce our revenue growth expectations to be more in line with long term historical trends,” said David J. Neithercut, Equity Residential’s President and CEO.

Highlights in the Quarter:

•	Increased same store revenues 4.2%, which, combined with same store expense growth of 1.7% produced an increase in same store net operating income (NOI) of 5.3%.

•	Completed the development of three apartment properties in San Francisco, consisting of 1,355 apartment units, for a total capital cost of approximately $726.9 million.

•	Started the development, for delivery in late 2018, of a 222-unit apartment property in Washington, DC, which has an estimated total capital cost of approximately $88.0 million.

•
Sold three consolidated apartment properties, consisting of 728 apartment units, for an aggregate sale price of approximately $112.5 million at a weighted average Disposition Yield of 5.7% and generating an Unlevered Internal Rate of Return (Unlevered IRR) of 9.3%.

•
Sold the Company’s entire interest in the management contracts and related rights associated with the military housing ventures at Joint Base Lewis McChord in Washington State, for approximately $63.3 million, generating a gain on sale of approximately $52.4 million.

Second Quarter 2016
Earnings Per Share (EPS) for the second quarter of 2016 was $0.59 compared to $0.78 in the second quarter of 2015. The difference is due primarily to lower gains on property sales and lower depreciation expense in the second quarter of 2016.

FFO (Funds from Operations), as defined by the National Association of Real Estate Investment Trusts (NAREIT), was $0.90 per share for both the second quarter of 2016 and 2015.

Normalized FFO for the second quarter of 2016 was $0.76 per share compared to $0.85 per share in the second quarter of 2015. The following items impacted Normalized FFO per share in the quarter:

•	a positive impact of approximately $0.05 per share from increased same store NOI;

•	a positive impact of approximately $0.03 per share from NOI from non-same store properties currently in lease-up;

•	a positive impact of approximately $0.06 per share from lower total interest expense;

•	a negative impact of approximately $0.21 per share of lower NOI primarily as a result of the Company’s 2016 disposition activity; and

•	a negative impact of approximately $0.02 per share from other items, including higher general and administrative expense.

Reconciliations and definitions of FFO and Normalized FFO are provided on pages 6, 27 and 28 of this release and the Company has included guidance for Normalized FFO on page 25 and FFO and EPS on page 28 of this release.

Six Months Ended June 30, 2016
EPS for the six months ended June 30, 2016 was $10.36 compared to $1.27 for the same period of 2015. The difference is due primarily to a higher amount of property sale gains due to significantly more property sales in the first six months of 2016 and the various adjustment items listed on page 24 of this release.

FFO for the six months ended June 30, 2016 was $1.37 per share compared to $1.68 per share in the same period of 2015.

Normalized FFO for the six months ended June 30, 2016 was $1.52 per share compared to $1.64 per share for the same period of 2015.

Same Store Results
On a same store second quarter to second quarter comparison, which includes 72,781 apartment units, revenues increased 4.2%, expenses increased 1.7% and NOI increased 5.3%. Average Rental Rate increased 4.0% and occupancy increased 0.1%.

On a same store six-month to six-month comparison, which includes 72,494 apartment units, revenues increased 4.4%, expenses increased 0.9% and NOI increased 5.9%. Average Rental Rate increased 4.3% and occupancy remained flat at 96.1%.

Investment Activity
The Company acquired no properties during the second quarter of 2016 and sold the three assets discussed on the first page of this release.

During the first six months of 2016, the Company acquired three consolidated apartment properties, consisting of 479 apartment units, for an aggregate purchase price of approximately $204.1 million at a weighted average Acquisition Capitalization Rate of 4.9%. During the first six months of 2016, the Company sold 83 consolidated apartment properties, consisting of 26,890 apartment units, for an aggregate sale price of approximately $6.43 billion, generating an Unlevered IRR of 11.8%. The weighted average Disposition Yield on these sales is estimated at 5.3%.

Third Quarter 2016 Guidance
The Company has established an EPS guidance range of $0.62 to $0.66 for the third quarter of 2016. The difference between the Company’s second quarter 2016 EPS of $0.59 and the midpoint of the third quarter 2016 guidance range of $0.64 is due primarily to higher gains on property sales, lower gains on sales of non-operating assets and the items described below.

The Company has established an FFO guidance range of $0.82 to $0.86 per share for the third quarter of 2016. The difference between the Company’s second quarter 2016 FFO of $0.90 per share and the midpoint of the third quarter 2016 guidance range of $0.84 per share is due primarily to lower gains on sales of non-operating assets and the items described below.

The Company has established a Normalized FFO guidance range of $0.75 to $0.79 per share for the third quarter of 2016. The difference between the Company’s second quarter 2016 Normalized FFO of $0.76 per share and the midpoint of the third quarter 2016 guidance range of $0.77 per share is due primarily to:

•	a positive impact of approximately $0.01 per share from NOI from non-same store properties currently in lease-up;

•	a positive impact of approximately $0.01 per share from lower general and administrative expense; and

•	a negative impact of approximately $0.01 per share from lower same store NOI driven by an increase in revenues offset by a larger increase in operating expenses.

Full Year 2016 Guidance
The Company has revised its guidance for its full year 2016 same store operating performance, EPS, FFO per share, Normalized FFO per share and transactions as listed below:

	Previous	Revised
Same store:
Physical occupancy	95.9%	95.9%
Revenue change	4.0% to 4.5%	3.5% to 4.0%
Expense change	2.5% to 3.0%	2.5% to 3.0%
NOI change	4.5% to 5.5%	3.75% to 4.25%

EPS	$12.60 to $12.70	$11.84 to $11.90
FFO per share	$2.96 to $3.06	$2.96 to $3.02
Normalized FFO per share	$3.05 to $3.15	$3.05 to $3.11

Transactions:
Consolidated Rental Acquisitions	$600 million	$350 million
Consolidated Rental Dispositions	$7.4 billion	$6.9 billion
Acquisition Cap Rate/Disposition Yield Spread	75 basis points	75 basis points

The change in the full year EPS guidance range is due primarily to lower gains on property sales as a result of the Company’s reduced disposition guidance and the items described below.

The change in the full year FFO per share guidance range is due primarily to the items described below.

The change in the full year Normalized FFO per share guidance range is due primarily to:

•	a negative impact of approximately $0.06 per share from lower same store NOI; and

•	a positive impact of approximately $0.01 per share of higher NOI from the amount and timing of 2016 disposition activity.

Glossary of Terms and Definitions
To improve comparability and enhance disclosure, the Company has a glossary of defined terms and related reconciliations of Non-GAAP financial measures on pages 26 through 29 of this release.

Third Quarter 2016 Earnings and Conference Call
Equity Residential expects to announce third quarter 2016 results on Tuesday, October 25, 2016 and host a conference call to discuss those results at 10:00 a.m. CT on Wednesday, October 26, 2016.

About Equity Residential
Equity Residential is an S&P 500 company focused on the acquisition, development and management of high quality apartment properties in top U.S. growth markets. Equity Residential owns or has investments in 315 properties consisting of 79,458 apartment units. For more information on Equity Residential, please visit our website at www.equityapartments.com.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements and information within the meaning of the federal securities laws. These statements are based on current expectations, estimates, projections and assumptions made by management. While Equity Residential’s management believes the assumptions underlying its forward-looking statements are reasonable, such information is inherently subject to uncertainties and may involve certain risks, including, without limitation, changes in general market conditions, including the rate of job growth and cost of labor and construction material, the level of new multifamily construction and development, competition and local government regulation. Other risks and uncertainties are described under the heading “Risk Factors” in our Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityapartments.com. Many of these uncertainties and risks are difficult to predict and beyond management’s control. Forward-looking statements are not guarantees of future performance, results or events. Equity Residential assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

A live web cast of the Company’s conference call discussing these results will take place tomorrow, Wednesday, July 27, at 10:00 a.m. Central. Please visit the Investor section of the Company’s web site at www.equityapartments.com for the link. A replay of the web cast will be available for two weeks at this site.

Equity Residential
Consolidated Statements of Operations
(Amounts in thousands except per share data)
(Unaudited)

	Six Months Ended June 30,		Quarter Ended June 30,
	2016	2015	2016	2015
REVENUES
Rental income	$1,211,104	$1,341,114	$594,939	$676,508
Fee and asset management	3,133	4,369	215	2,604
Total revenues	1,214,237	1,345,483	595,154	679,112

EXPENSES
Property and maintenance	205,472	242,565	96,307	118,005
Real estate taxes and insurance	157,611	169,551	77,415	83,119
Property management	44,486	44,557	20,991	21,792
General and administrative	35,013	35,421	18,296	15,659
Depreciation	349,012	388,803	176,127	194,282
Total expenses	791,594	880,897	389,136	432,857

Operating income	422,643	464,586	206,018	246,255

Interest and other income	59,583	6,650	56,525	6,481
Other expenses	(4,060)	(1,700)	(1,504)	(1,770)
Interest:
Expense incurred, net	(299,964)	(219,648)	(86,472)	(110,866)
Amortization of deferred financing costs	(7,739)	(5,127)	(2,345)	(2,538)
Income before income and other taxes, (loss) income from investments in unconsolidated entities, net gain (loss) on sales of real estate properties and land parcels and discontinued operations	170,463	244,761	172,222	137,562
Income and other tax (expense) benefit	(763)	(369)	(413)	(326)
(Loss) income from investments in unconsolidated entities	(1,904)	15,429	(800)	12,466
Net gain on sales of real estate properties	3,780,835	228,753	57,356	148,802
Net gain (loss) on sales of land parcels	11,722	(1)	—	—
Income from continuing operations	3,960,353	488,573	228,365	298,504
Discontinued operations, net	(122)	269	35	114
Net income	3,960,231	488,842	228,400	298,618
Net (income) attributable to Noncontrolling Interests:
Operating Partnership	(152,089)	(18,413)	(8,780)	(11,354)
Partially Owned Properties	(1,545)	(1,487)	(781)	(844)
Net income attributable to controlling interests	3,806,597	468,942	218,839	286,420
Preferred distributions	(1,545)	(1,724)	(772)	(833)
Premium on redemption of Preferred Shares	—	(2,789)	—	—
Net income available to Common Shares	$3,805,052	$464,429	$218,067	$285,587

Earnings per share – basic:
Income from continuing operations available to Common Shares	$10.43	$1.28	$0.60	$0.79
Net income available to Common Shares	$10.43	$1.28	$0.60	$0.79
Weighted average Common Shares outstanding	364,820	363,288	365,047	363,476

Earnings per share – diluted:
Income from continuing operations available to Common Shares	$10.36	$1.27	$0.59	$0.78
Net income available to Common Shares	$10.36	$1.27	$0.59	$0.78
Weighted average Common Shares outstanding	382,012	380,346	382,065	380,491

Distributions declared per Common Share outstanding	$9.0075	$1.105	$0.50375	$0.5525

Equity Residential
Consolidated Statements of Funds From Operations and Normalized Funds From Operations
(Amounts in thousands except per share data)
(Unaudited)

	Six Months Ended June 30,		Quarter Ended June 30,
	2016	2015	2016	2015
Net income	$3,960,231	$488,842	$228,400	$298,618
Net (income) attributable to Noncontrolling Interests – Partially Owned Properties	(1,545)	(1,487)	(781)	(844)
Preferred distributions	(1,545)	(1,724)	(772)	(833)
Premium on redemption of Preferred Shares	—	(2,789)	—	—
Net income available to Common Shares and Units	3,957,141	482,842	226,847	296,941

Adjustments:
Depreciation	349,012	388,803	176,127	194,282
Depreciation – Non-real estate additions	(2,635)	(2,524)	(1,227)	(1,263)
Depreciation – Partially Owned Properties	(1,943)	(2,162)	(949)	(1,083)
Depreciation – Unconsolidated Properties	2,467	2,457	1,234	1,229
Net (gain) on sales of real estate properties	(3,780,835)	(228,753)	(57,356)	(148,802)
Discontinued operations:
Net (gain) on sales of discontinued operations	(15)	—	—	—
FFO available to Common Shares and Units	523,192	640,663	344,676	341,304

Adjustments (see page 24 for additional detail):
Asset impairment and valuation allowances	—	—	—	—
Property acquisition costs and write-off of pursuit costs	4,259	(14,890)	1,175	(10,065)
Debt extinguishment (gains) losses, including prepayment penalties, preferred
share redemptions and non-cash convertible debt discounts	120,164	1,469	67	(4)
(Gains) losses on sales of non-operating assets, net of income and other tax
expense (benefit)	(66,878)	(800)	(54,600)	(2,458)
Other miscellaneous items	(897)	(2,179)	(959)	(3,516)
Normalized FFO available to Common Shares and Units	$579,840	$624,263	$290,359	$325,261

FFO	$524,737	$645,176	$345,448	$342,137
Preferred distributions	(1,545)	(1,724)	(772)	(833)
Premium on redemption of Preferred Shares	—	(2,789)	—	—
FFO available to Common Shares and Units	$523,192	$640,663	$344,676	$341,304
FFO per share and Unit - basic	$1.38	$1.70	$0.91	$0.91
FFO per share and Unit - diluted	$1.37	$1.68	$0.90	$0.90

Normalized FFO	$581,385	$625,987	$291,131	$326,094
Preferred distributions	(1,545)	(1,724)	(772)	(833)
Normalized FFO available to Common Shares and Units	$579,840	$624,263	$290,359	$325,261
Normalized FFO per share and Unit - basic	$1.53	$1.66	$0.77	$0.86
Normalized FFO per share and Unit - diluted	$1.52	$1.64	$0.76	$0.85

Weighted average Common Shares and Units outstanding - basic	378,612	376,880	378,934	377,063
Weighted average Common Shares and Units outstanding - diluted	382,012	380,346	382,065	380,491

Note:
See page 24 for additional detail regarding the adjustments from FFO to Normalized FFO. See pages 26 through 29 for the definitions of non-GAAP financial measures and other terms as well as the reconciliations of EPS to FFO per share and Normalized FFO per share.

Equity Residential
Consolidated Balance Sheets
(Amounts in thousands except for share amounts)
(Unaudited)

	June 30, 2016	December 31, 2015
ASSETS
Investment in real estate
Land	$5,835,195	$5,864,046
Depreciable property	18,474,391	18,037,087
Projects under development	799,947	1,122,376
Land held for development	138,221	158,843
Investment in real estate	25,247,754	25,182,352
Accumulated depreciation	(5,119,342)	(4,905,406)
Investment in real estate, net	20,128,412	20,276,946
Real estate held for sale	—	2,181,135
Cash and cash equivalents	497,843	42,276
Investments in unconsolidated entities	65,952	68,101
Deposits – restricted	77,587	55,893
Escrow deposits – mortgage	61,711	56,946
Other assets	398,417	428,899
Total assets	$21,229,922	$23,110,196

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable, net	$4,147,999	$4,685,134
Notes, net	4,362,995	5,848,956
Line of credit and commercial paper	—	387,276
Accounts payable and accrued expenses	186,629	187,124
Accrued interest payable	58,175	85,221
Other liabilities	333,551	366,387
Security deposits	64,242	77,582
Distributions payable	191,403	209,378
Total liabilities	9,344,994	11,847,058

Commitments and contingencies

Redeemable Noncontrolling Interests – Operating Partnership	478,324	566,783
Equity:
Shareholders’ equity:
Preferred Shares of beneficial interest, $0.01 par value; 100,000,000 shares authorized; 745,600 shares issued and outstanding as of June 30, 2016 and December 31, 2015	37,280	37,280
Common Shares of beneficial interest, $0.01 par value; 1,000,000,000 shares authorized; 365,550,636 shares issued and outstanding as of June 30, 2016 and 364,755,444 shares issued and outstanding as of December 31, 2015	3,656	3,648
Paid in capital	8,718,365	8,572,365
Retained earnings	2,524,788	2,009,091
Accumulated other comprehensive (loss)	(123,511)	(152,016)
Total shareholders’ equity	11,160,578	10,470,368
Noncontrolling Interests:
Operating Partnership	241,748	221,379
Partially Owned Properties	4,278	4,608
Total Noncontrolling Interests	246,026	225,987
Total equity	11,406,604	10,696,355
Total liabilities and equity	$21,229,922	$23,110,196

Equity Residential

	Portfolio Summary as of December 31, 2015				Portfolio Summary as of June 30, 2016

			% of	Average			% of	Average
		Apartment	Stabilized	Rental		Apartment	Stabilized	Rental
Markets/Metro Areas	Properties	Units	NOI	Rate	Properties	Units	NOI	Rate

Los Angeles	70	16,064	14.5%	$2,209	68	15,218	17.1%	$2,317
Orange County	12	3,684	3.1%	1,918	12	3,684	3.7%	1,966
San Diego	13	3,505	3.1%	2,097	13	3,505	3.7%	2,141
Subtotal – Southern California	95	23,253	20.7%	2,144	93	22,407	24.5%	2,229

San Francisco	52	13,212	14.9%	2,661	54	12,756	19.8%	3,020
New York	40	10,835	17.3%	3,835	40	10,632	19.0%	3,769
Washington DC	57	18,656	17.1%	2,182	47	15,637	17.2%	2,325
Boston	35	8,018	9.6%	2,632	30	7,588	11.0%	2,690
Seattle	44	8,756	7.6%	1,955	37	7,096	7.6%	2,100
South Florida	34	10,934	7.2%	1,682	—	—	—	—
Denver	19	6,935	4.6%	1,556	—	—	—	—
All Other Markets	13	2,633	1.0%	1,183	11	2,061	0.9%	1,251
Total	389	103,232	100.0%	2,306	312	78,177	100.0%	2,598

Unconsolidated Properties	3	1,281	—	—	3	1,281	—	—
Military Housing	2	5,139	—	—	—	—	—	—

Grand Total	394	109,652	100.0%	$2,306	315	79,458	100.0%	$2,598

Note: Projects under development are not included in the Portfolio Summary until construction has been completed. See pages 26 through 29 for the definitions of non-GAAP financial measures and other terms, such as Average Rental Rate and % of Stabilized NOI.

2nd Quarter 2016 Earnings Release	8

Equity Residential

Portfolio as of June 30, 2016

	Properties	Apartment Units

Wholly Owned Properties	291	73,853
Master-Leased Properties - Consolidated	3	853
Partially Owned Properties - Consolidated	18	3,471
Partially Owned Properties - Unconsolidated	3	1,281

	315	79,458

______________________________________________________________________________________________________

Portfolio Rollforward Q2 2016
($ in thousands)

	Properties	Apartment Units	Sales Price	Disposition Yield

3/31/2016	317	83,992

Dispositions:
Consolidated:
Rental Properties	(3)	(728)	$(112,450)	(5.7%)
Other:
Military Housing (A)	(2)	(5,161)	$(63,250)
Completed Developments - Consolidated	3	1,355

6/30/2016	315	79,458

______________________________________________________________________________________________________

Portfolio Rollforward 2016
($ in thousands)

	Properties	Apartment Units	Purchase Price	Acquisition Cap Rate

12/31/2015	394	109,652
Acquisitions:
Consolidated:
Rental Properties – Stabilized	2	359	$124,461	4.9%
Rental Properties – Not Stabilized (B)	1	120	$79,673	4.8%

			Sales Price	Disposition Yield
Dispositions:
Consolidated:
Rental Properties	(83)	(26,890)	$(6,427,403)	(5.3%)
Land Parcels	—	—	$(27,455)
Other:
Military Housing (A)	(2)	(5,161)	$(63,250)
Completed Developments - Consolidated	3	1,355
Configuration Changes	—	23

6/30/2016	315	79,458

Note: See pages 26 through 29 for the definitions of non-GAAP financial measures and other terms, such as Acquisition Cap Rate and Disposition Yield.
(A)			The Company sold its entire interest in the management contracts and related rights associated with the military housing ventures at Joint Base Lewis McChord during the second quarter of 2016.
(B)
The Company acquired one property in the first quarter of 2016 which was in the final stages of completing lease-up and is expected to stabilize in its second year of ownership at a 4.8% yield on cost.

2nd Quarter 2016 Earnings Release	9

Equity Residential

Second Quarter 2016 vs. Second Quarter 2015
Same Store Results/Statistics for 72,781 Same Store Apartment Units
$ in thousands (except for Average Rental Rate)

	Results			Statistics
				Average Rental Rate
					Physical Occupancy
Description	Revenues	Expenses	NOI			Turnover

Q2 2016	$556,022	$159,569	$396,453	$2,544	96.3%	14.8%
Q2 2015	$533,482	$156,886	$376,596	$2,445	96.2%	14.1%

Change	$22,540	$2,683	$19,857	$99	0.1%	0.7%

Change	4.2%	1.7%	5.3%	4.0%
____________________________________________________________________________________________

Second Quarter 2016 vs. First Quarter 2016
Same Store Results/Statistics for 73,919 Same Store Apartment Units
$ in thousands (except for Average Rental Rate)

	Results			Statistics
				Average Rental Rate
					Physical Occupancy
Description	Revenues	Expenses	NOI			Turnover

Q2 2016	$565,453	$162,247	$403,206	$2,549	96.2%	14.8%
Q1 2016	$556,407	$164,996	$391,411	$2,517	95.9%	10.8%

Change	$9,046	$(2,749)	$11,795	$32	0.3%	4.0%

Change	1.6%	(1.7%)	3.0%	1.3%
____________________________________________________________________________________________

June YTD 2016 vs. June YTD 2015
Same Store Results/Statistics for 72,494 Same Store Apartment Units
$ in thousands (except for Average Rental Rate)

	Results			Statistics
				Average Rental Rate
					Physical Occupancy
Description	Revenues	Expenses	NOI			Turnover

YTD 2016	$1,099,117	$320,884	$778,233	$2,529	96.1%	25.5%
YTD 2015	$1,053,117	$318,166	$734,951	$2,425	96.1%	25.0%

Change	$46,000	$2,718	$43,282	$104	0.0%	0.5%

Change	4.4%	0.9%	5.9%	4.3%

Note: Same store operating expenses and same store NOI no longer include an allocation of property management expenses either in the current or comparable periods. The Company has added guidance on property management expense on page 25 of this release. See pages 26 through 29 for the definitions of non-GAAP financial measures and other terms, such as Average Rental Rate, NOI, Physical Occupancy and Turnover.

2nd Quarter 2016 Earnings Release	10

Equity Residential
Second Quarter 2016 vs. Second Quarter 2015
Same Store Results/Statistics by Market

						Increase (Decrease) from Prior Year's Quarter
		Q2 2016 % of Actual NOI	Q2 2016 Average Rental Rate	Q2 2016 Weighted Average Physical Occupancy %	Q2 2016 Turnover
									Average Rental Rate
	Apartment Units									Physical Occupancy
Markets/Metro Areas						Revenues	Expenses	NOI			Turnover

Los Angeles	13,698	16.4%	$2,294	96.1%	17.0%	6.0%	2.3%	7.6%	5.7%	0.2%	0.7%
San Diego	3,505	4.0%	2,141	96.5%	16.7%	6.0%	1.8%	7.6%	5.3%	0.5%	(0.3%)
Orange County	3,490	3.8%	1,949	96.7%	13.9%	6.5%	(0.9%)	8.9%	5.7%	0.6%	(0.1%)
Subtotal – Southern California	20,693	24.2%	2,209	96.3%	16.5%	6.1%	1.8%	7.8%	5.5%	0.3%	0.5%

New York	10,007	19.2%	3,671	96.6%	11.5%	2.4%	2.0%	2.5%	2.3%	(0.2%)	1.1%
Washington DC	15,475	19.0%	2,325	96.2%	13.9%	1.2%	0.9%	1.3%	0.7%	0.2%	1.2%
San Francisco	10,955	17.6%	2,857	96.2%	15.8%	7.7%	3.9%	9.0%	8.1%	(0.3%)	0.9%
Boston	7,292	11.5%	2,676	96.3%	13.0%	3.0%	(3.6%)	5.6%	2.9%	(0.2%)	0.0%
Seattle	6,298	7.3%	2,107	95.7%	17.5%	6.0%	7.4%	5.5%	5.7%	0.3%	0.2%
All Other Markets	2,061	1.2%	1,251	96.5%	13.5%	4.8%	(0.3%)	8.2%	5.0%	(0.3%)	(0.3%)

Total	72,781	100.0%	$2,544	96.3%	14.8%	4.2%	1.7%	5.3%	4.0%	0.1%	0.7%

2nd Quarter 2016 Earnings Release	11

Equity Residential
Second Quarter 2016 vs. First Quarter 2016
Same Store Results/Statistics by Market

						Increase (Decrease) from Prior Quarter
		Q2 2016 % of Actual NOI	Q2 2016 Average Rental Rate	Q2 2016 Weighted Average Physical Occupancy %	Q2 2016 Turnover
									Average Rental Rate
	Apartment Units									Physical Occupancy
Markets/Metro Areas						Revenues	Expenses	NOI			Turnover

Los Angeles	14,038	16.8%	$2,319	96.1%	17.1%	1.7%	0.6%	2.2%	1.6%	0.0%	5.4%
Orange County	3,684	4.0%	1,966	96.4%	14.4%	2.6%	(2.3%)	4.2%	1.7%	0.7%	3.8%
San Diego	3,505	3.9%	2,141	96.5%	16.7%	2.1%	0.4%	2.7%	1.2%	0.7%	2.7%
Subtotal – Southern California	21,227	24.7%	2,228	96.2%	16.6%	1.9%	0.2%	2.6%	1.5%	0.3%	4.7%

New York	10,007	18.9%	3,671	96.6%	11.5%	1.2%	(4.1%)	4.1%	0.9%	0.4%	2.8%
Washington DC	15,475	18.7%	2,325	96.2%	13.9%	1.8%	(1.8%)	3.3%	1.1%	0.4%	4.4%
San Francisco	11,128	17.5%	2,863	96.2%	15.9%	1.3%	0.2%	1.6%	1.3%	(0.2%)	3.8%
Boston	7,494	11.6%	2,690	96.2%	12.9%	1.1%	(3.2%)	2.8%	0.7%	1.1%	2.3%
Seattle	6,527	7.5%	2,103	95.6%	17.5%	3.0%	2.2%	3.3%	2.5%	0.2%	5.2%
All Other Markets	2,061	1.1%	1,251	96.5%	13.5%	2.8%	(9.9%)	12.6%	2.2%	0.5%	4.4%

Total	73,919	100.0%	$2,549	96.2%	14.8%	1.6%	(1.7%)	3.0%	1.3%	0.3%	4.0%

2nd Quarter 2016 Earnings Release	12

Equity Residential
June YTD 2016 vs. June YTD 2015
Same Store Results/Statistics by Market

						Increase (Decrease) from Prior Year
		June YTD 16 % of Actual NOI	June YTD 16 Average Rental Rate	June YTD 16 Weighted Average Physical Occupancy %	June YTD 16 Turnover
									Average Rental Rate
	Apartment Units									Physical Occupancy
Markets/Metro Areas						Revenues	Expenses	NOI			Turnover

Los Angeles	13,698	16.6%	$2,277	96.0%	28.8%	6.2%	1.5%	8.3%	5.9%	0.2%	0.4%
San Diego	3,505	4.1%	2,128	96.1%	30.8%	5.9%	2.4%	7.3%	5.6%	0.1%	(0.2%)
Orange County	3,490	3.8%	1,933	96.4%	24.2%	5.9%	0.1%	7.9%	5.7%	0.3%	(0.9%)
Subtotal – Southern California	20,693	24.5%	2,193	96.1%	28.3%	6.1%	1.4%	8.1%	5.8%	0.2%	0.0%

New York	10,007	19.2%	3,656	96.4%	20.1%	2.5%	1.8%	2.8%	2.6%	(0.2%)	1.1%
Washington DC	15,475	19.0%	2,313	96.0%	23.4%	1.0%	(0.6%)	1.7%	0.7%	0.1%	0.8%
San Francisco	10,955	17.7%	2,838	96.3%	27.9%	8.6%	3.5%	10.3%	9.1%	(0.3%)	0.6%
Boston	7,292	11.5%	2,665	95.7%	23.6%	3.0%	(5.6%)	6.7%	3.0%	(0.4%)	1.7%
Seattle	6,011	7.0%	2,076	95.6%	29.5%	6.1%	7.7%	5.4%	6.0%	0.0%	(0.3%)
All Other Markets	2,061	1.1%	1,238	96.2%	22.6%	4.6%	(6.0%)	13.4%	4.6%	(0.2%)	(0.7%)

Total	72,494	100.0%	$2,529	96.1%	25.5%	4.4%	0.9%	5.9%	4.3%	0.0%	0.5%

2nd Quarter 2016 Earnings Release	13

Equity Residential

Second Quarter 2016 vs. Second Quarter 2015
Same Store Operating Expenses for 72,781 Same Store Apartment Units
$ in thousands

					% of Actual Q2 2016 Operating Expenses
	Actual Q2 2016	Actual Q2 2015	$ Change	% Change

Real estate taxes	$66,655	$63,237	$3,418	5.4%	41.8%
On-site payroll (1)	35,667	35,401	266	0.8%	22.3%
Utilities (2)	21,317	22,888	(1,571)	(6.9%)	13.4%
Repairs and maintenance (3)	21,798	21,010	788	3.8%	13.7%
Insurance	4,350	4,191	159	3.8%	2.7%
Leasing and advertising	2,111	2,145	(34)	(1.6%)	1.3%
Other on-site operating expenses (4)	7,671	8,014	(343)	(4.3%)	4.8%

Same store operating expenses	$159,569	$156,886	$2,683	1.7%	100.0%

June YTD 2016 vs. June YTD 2015
Same Store Operating Expenses for 72,494 Same Store Apartment Units
$ in thousands
					% of Actual YTD 2016 Operating Expenses
	Actual YTD 2016	Actual YTD 2015	$ Change	% Change

Real estate taxes	$132,938	$126,017	$6,921	5.5%	41.4%
On-site payroll (1)	71,975	71,752	223	0.3%	22.4%
Utilities (2)	45,281	49,277	(3,996)	(8.1%)	14.1%
Repairs and maintenance (3)	40,924	41,402	(478)	(1.2%)	12.8%
Insurance	8,673	8,354	319	3.8%	2.7%
Leasing and advertising	4,228	4,211	17	0.4%	1.3%
Other on-site operating expenses (4)	16,865	17,153	(288)	(1.7%)	5.3%

Same store operating expenses	$320,884	$318,166	$2,718	0.9%	100.0%

Note: Same store operating expenses no longer include an allocation of property management expenses either in the current or comparable periods. The Company has added guidance on property management expense on page 25 of this release.

(1)	On-site payroll - Includes payroll and related expenses for on-site personnel including property managers, leasing consultants and maintenance staff.

(2)	Utilities - Represents gross expenses prior to any recoveries under the Resident Utility Billing System ("RUBS"). Recoveries are reflected in rental income.

(3)
Repairs and maintenance - Includes general maintenance costs, apartment unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair and maintenance costs.

(4)	Other on-site operating expenses - Includes ground lease costs and administrative costs such as office supplies, telephone and data charges and association and business licensing fees.

2nd Quarter 2016 Earnings Release	14

Equity Residential

Debt Summary as of June 30, 2016
(Amounts in thousands)
				Weighted Average Maturities (years)
			Weighted Average Rates (1)

	Amounts (1)	% of Total

Secured	$4,147,999	48.7%	4.34%	6.9
Unsecured	4,362,995	51.3%	4.55%	10.6

Total	$8,510,994	100.0%	4.45%	8.8

Fixed Rate Debt:
Secured – Conventional	$3,505,691	41.2%	4.97%	5.4
Unsecured – Public	3,902,878	45.9%	4.99%	11.4

Fixed Rate Debt	7,408,569	87.1%	4.98%	8.6

Floating Rate Debt:
Secured – Conventional	7,894	0.1%	0.47%	16.0
Secured – Tax Exempt	634,414	7.4%	0.88%	14.8
Unsecured – Public (2)	460,117	5.4%	1.21%	3.1
Unsecured – Revolving Credit Facility	—	—	1.34%	1.8
Unsecured – Commercial Paper Program (3)	—	—	0.96%	—

Floating Rate Debt	1,102,425	12.9%	1.01%	10.2

Total	$8,510,994	100.0%	4.45%	8.8

(1) Net of the effect of any derivative instruments. Weighted average rates are for the six months ended June 30, 2016.
(2) Fair value interest rate swaps convert the $450.0 million 2.375% notes due July 1, 2019 to a floating interest rate of 90-Day LIBOR plus 0.61%.
(3) As of June 30, 2016, there was no commercial paper outstanding.
Note: The Company capitalized interest of approximately $28.4 million and $30.4 million during the six months ended June 30, 2016 and 2015, respectively. The Company capitalized interest of approximately $14.2 million and $15.1 million during the quarters ended June 30, 2016 and 2015, respectively.

Note: The Company recorded approximately $13.8 million and $3.1 million of net debt discount/deferred derivative settlement amortization as additional interest expense during the six months ended June 30, 2016 and 2015, respectively. The Company recorded approximately $4.8 million and $2.6 million of net debt discount/deferred derivative settlement amortization as additional interest expense during the quarters ended June 30, 2016 and 2015, respectively.

Debt Maturity Schedule as of June 30, 2016
(Amounts in thousands)
					Weighted Average Rates on Fixed Rate Debt (1)	Weighted Average Rates on Total Debt (1)

	Fixed Rate (1)	Floating Rate (1)
Year			Total	% of Total

2016	$3,842	$—	$3,842	0.1%	4.69%	4.69%
2017	605,397	456	605,853	7.1%	6.19%	6.18%
2018	83,695	97,660	181,355	2.1%	5.57%	3.58%
2019	807,680	482,811	1,290,491	15.2%	5.47%	3.86%
2020	1,679,590	809	1,680,399	19.8%	5.49%	5.49%
2021	946,257	856	947,113	11.1%	4.63%	4.63%
2022	266,447	905	267,352	3.2%	3.27%	3.26%
2023	1,327,965	956	1,328,921	15.6%	3.74%	3.74%
2024	2,498	1,010	3,508	0.0%	4.97%	3.67%
2025	452,625	1,069	453,694	5.3%	3.38%	3.38%
2026+	1,271,816	582,898	1,854,714	21.8%	4.76%	3.41%
Deferred Financing Costs	(31,712)	(9,645)	(41,357)	(0.5%)	N/A	N/A
Premium/(Discount)	(7,531)	(57,360)	(64,891)	(0.8%)	N/A	N/A

Total	$7,408,569	$1,102,425	$8,510,994	100.0%	4.79%	4.26%

(1) Net of the effect of any derivative instruments. Weighted average rates are as of June 30, 2016.

2nd Quarter 2016 Earnings Release	15

Equity Residential
Unsecured Debt Summary as of June 30, 2016
(Amounts in thousands)

	Interest Rate	Due Date	Amount

Fixed Rate Notes:
	5.750%	06/15/17	$394,077
	7.125%	10/15/17	103,898
	4.750%	07/15/20	600,000
	4.625%	12/15/21	750,000
	3.000%	04/15/23	500,000
	3.375%	06/01/25	450,000
	7.570%	08/15/26	92,025
	4.500%	07/01/44	750,000
	4.500%	06/01/45	300,000
Deferred Financing Costs and Unamortized (Discount)			(37,122)

			3,902,878

Floating Rate Notes:
	(1)	07/01/19	450,000
Fair Value Derivative Adjustments	(1)	07/01/19	12,045
Deferred Financing Costs and Unamortized (Discount)			(1,928)

			460,117

Line of Credit and Commercial Paper:
Revolving Credit Facility (2) (3)	LIBOR+0.95%	04/01/18	—
Commercial Paper Program (2) (4)			—

			—

Total Unsecured Debt			$4,362,995

(1)	Fair value interest rate swaps convert the $450.0 million 2.375% notes due July 1, 2019 to a floating interest rate of 90-Day LIBOR plus 0.61%.

(2)	Facility/program is private. All other unsecured debt is public.

(3)
The interest rate on advances under the $2.5 billion revolving credit facility maturing April 1, 2018 will generally be LIBOR plus a spread (currently 0.95%) and an annual facility fee (currently 15 basis points). Both the spread and the facility fee are dependent on the credit rating of the Company's long-term debt. As of June 30, 2016, there was approximately $2.48 billion available on this facility (net of $24.6 million which was restricted/dedicated to support letters of credit).

(4)
The Company may borrow up to a maximum of $500.0 million on the commercial paper program subject to market conditions. The notes bear interest at various floating rates with a weighted average of 0.96% for the six months ended June 30, 2016. No amounts were outstanding at June 30, 2016.

2nd Quarter 2016 Earnings Release	16

	Equity Residential

	Selected Unsecured Public Debt Covenants
		June 30, 2016	March 31, 2016

	Total Debt to Adjusted Total Assets (not to exceed 60%)	33.1%	33.5%

	Secured Debt to Adjusted Total Assets (not to exceed 40%)	16.2%	16.5%

	Consolidated Income Available for Debt Service to
	Maximum Annual Service Charges
	(must be at least 1.5 to 1)	3.86	3.84

	Total Unsecured Assets to Unsecured Debt
	(must be at least 150%)	442.6%	437.0%

Note:
These selected covenants relate to ERP Operating Limited Partnership's ("ERPOP") outstanding unsecured public debt, which represent the Company's most restrictive covenants. Equity Residential is the general partner of ERPOP.

Selected Credit Ratios
		June 30, 2016	March 31, 2016

	Total debt to Normalized EBITDA	5.00x	4.87x

	Net debt to Normalized EBITDA	4.67x	4.63x

	Unencumbered NOI as a % of total NOI	71.0%	70.8%

Note:	See page 23 for the Normalized EBITDA reconciliations.

2nd Quarter 2016 Earnings Release	17

Equity Residential

Capital Structure as of June 30, 2016
(Amounts in thousands except for share/unit and per share amounts)

Secured Debt			$4,147,999	48.7%
Unsecured Debt			4,362,995	51.3%

Total Debt			8,510,994	100.0%	24.5%

Common Shares (includes Restricted Shares)	365,550,636	96.1%
Units (includes OP Units and Restricted Units)	14,706,597	3.9%

Total Shares and Units	380,257,233	100.0%
Common Share Price at June 30, 2016	$68.88
			26,192,118	99.9%
Perpetual Preferred Equity (see below)			37,280	0.1%

Total Equity			26,229,398	100.0%	75.5%

Total Market Capitalization			$34,740,392		100.0%

__________________________________________________________________________________________________________________________________________

Perpetual Preferred Equity as of June 30, 2016
(Amounts in thousands except for share and per share amounts)
				Annual Dividend Per Share	Annual Dividend Amount
	Redemption Date	Outstanding Shares	Liquidation Value
Series
Preferred Shares:
8.29% Series K	12/10/26	745,600	$37,280	$4.145	$3,091

Total Perpetual Preferred Equity		745,600	$37,280		$3,091

2nd Quarter 2016 Earnings Release	18

Equity Residential
Common Share and Unit
Weighted Average Amounts Outstanding

	YTD Q2 2016	YTD Q2 2015	Q2 2016	Q2 2015

Weighted Average Amounts Outstanding for Net Income Purposes:
Common Shares - basic	364,819,546	363,288,389	365,046,813	363,476,488
Shares issuable from assumed conversion/vesting of:
- OP Units	13,792,153	13,591,979	13,887,484	13,586,338
- long-term compensation shares/units	3,400,342	3,465,215	3,130,701	3,427,786

Total Common Shares and Units - diluted	382,012,041	380,345,583	382,064,998	380,490,612

Weighted Average Amounts Outstanding for FFO and Normalized FFO Purposes:
Common Shares - basic	364,819,546	363,288,389	365,046,813	363,476,488
OP Units - basic	13,792,153	13,591,979	13,887,484	13,586,338

Total Common Shares and OP Units - basic	378,611,699	376,880,368	378,934,297	377,062,826
Shares issuable from assumed conversion/vesting of:
- long-term compensation shares/units	3,400,342	3,465,215	3,130,701	3,427,786

Total Common Shares and Units - diluted	382,012,041	380,345,583	382,064,998	380,490,612

Period Ending Amounts Outstanding:
Common Shares (includes Restricted Shares)	365,550,636	364,050,890
Units (includes OP Units and Restricted Units)	14,706,597	14,466,127

Total Shares and Units	380,257,233	378,517,017

2nd Quarter 2016 Earnings Release	19

Equity Residential
Partially Owned Entities as of June 30, 2016
(Amounts in thousands except for property and apartment unit amounts)

	Consolidated	Unconsolidated

Total properties	18	3

Total apartment units	3,471	1,281

Operating information for the six months ended 6/30/16 (at 100%):
Operating revenue	$46,331	$18,933
Operating expenses	11,319	6,685

Net operating income	35,012	12,248
Property management	1,633	421
General and administrative/other	40	166
Depreciation	10,755	8,962

Operating income	22,584	2,699
Interest and other income	37	—
Interest:
Expense incurred, net	(7,549)	(4,690)
Amortization of deferred financing costs	(218)	—

Income (loss) before income and other taxes and (loss)
from investments in unconsolidated entities	14,854	(1,991)
Income and other tax (expense) benefit	(44)	(13)
(Loss) from investments in unconsolidated entities	(731)	—
Net income (loss)	$14,079	$(2,004)

Debt - Secured (1):
EQR Ownership (2)	$242,911	$34,909
Noncontrolling Ownership	75,203	139,637

Total (at 100%)	$318,114	$174,546

(1)	All debt is non-recourse to the Company.

(2)	Represents the Company's current equity ownership interest.

Note:
The above table excludes the Company's interests in unconsolidated joint ventures entered into with AvalonBay Communities, Inc. ("AVB") in connection with the acquisition of certain real estate related assets from Archstone Enterprise LP (such assets are referred to herein as "Archstone"). These ventures owned certain non-core Archstone assets and succeeded to certain residual Archstone liabilities/litigation, as well as responsibility for tax protection arrangements and third-party preferred interests in former Archstone subsidiaries. The preferred interests had an aggregate liquidation value of $42.1 million at June 30, 2016. The ventures are owned 60% by the Company and 40% by AVB.

2nd Quarter 2016 Earnings Release	20

Equity Residential
Development and Lease-Up Projects as of June 30, 2016
(Amounts in thousands except for project and apartment unit amounts)
Projects	Location	No. of Apartment Units	Total Capital Cost	Total Book Value to Date	Total Book Value Not Placed in Service	Total Debt	Percentage Completed	Percentage Leased	Percentage Occupied	Estimated Completion Date	Estimated Stabilization Date

Projects Under Development:
Altitude (formerly Village at Howard Hughes)	Los Angeles, CA	545	$193,231	$184,417	$150,579	$—	97%	11%	5%	Q3 2016	Q2 2017
The Alton (formerly Millikan)	Irvine, CA	344	102,331	87,595	87,595	—	77%	—	—	Q4 2016	Q3 2017
One Henry Adams	San Francisco, CA	241	172,337	128,457	128,457	—	69%	—	—	Q1 2017	Q4 2017
455 I St	Washington, DC	174	73,157	38,555	38,556	—	34%	—	—	Q3 2017	Q2 2018
855 Brannan (formerly 801 Brannan)	San Francisco, CA	449	304,035	150,923	150,923	—	41%	—	—	Q3 2017	Q1 2019
2nd & Pine	Seattle, WA	398	215,787	130,918	130,918	—	55%	—	—	Q3 2017	Q2 2019
Cascade	Seattle, WA	477	176,378	92,594	92,594	—	46%	—	—	Q3 2017	Q2 2019
100 K Street	Washington, DC	222	88,023	20,325	20,325	—	1%	—	—	Q4 2018	Q4 2019

Projects Under Development		2,850	1,325,279	833,784	799,947	—

Completed Not Stabilized (1):
Azure (at Mission Bay)	San Francisco, CA	273	187,390	185,094	—	—		99%	96%	Completed	Q3 2016
Odin (formerly Tallman)	Seattle, WA	301	80,677	80,459	—	—		98%	98%	Completed	Q3 2016
170 Amsterdam (2)	New York, NY	236	111,892	111,855	—	—		93%	92%	Completed	Q3 2016
Vista 99 (formerly Tasman)	San Jose, CA	554	214,923	200,587	—	—		80%	76%	Completed	Q2 2017
Potrero 1010	San Francisco, CA	453	224,474	213,422	—	—		59%	46%	Completed	Q2 2017
340 Fremont (formerly Rincon Hill)	San Francisco, CA	348	287,454	276,117	—	—		26%	2%	Completed	Q1 2018

Projects Completed Not Stabilized		2,165	1,106,810	1,067,534	—	—

Completed and Stabilized During the Quarter:
Junction 47 (formerly West Seattle)	Seattle, WA	206	68,180	66,686	—	—		98%	96%	Completed	Stabilized

Projects Completed and Stabilized During the Quarter		206	68,180	66,686	—	—

Total Development Projects		5,221	$2,500,269	$1,968,004	$799,947	$—

Land Held for Development		N/A	N/A	$138,221	$138,221	$—

							Total Capital Cost	Q2 2016 NOI
NOI CONTRIBUTION FROM DEVELOPMENT PROJECTS
Projects Under Development							$1,325,279	$(228)
Completed Not Stabilized							1,106,810	6,858
Completed and Stabilized During the Quarter							68,180	1,072
Total Development NOI Contribution							$2,500,269	$7,702

Note: All development projects listed are wholly owned by the Company.
(1)			Properties included here are substantially complete. However, they may still require additional exterior and interior work for all apartment units to be available for leasing.
(2)			170 Amsterdam - The land under this project is subject to a long term ground lease.

2nd Quarter 2016 Earnings Release	21

Equity Residential
Repairs and Maintenance Expenses and Capital Expenditures to Real Estate
For the Six Months Ended June 30, 2016
(Amounts in thousands except for apartment unit and per apartment unit amounts)

		Repairs and Maintenance Expenses						Capital Expenditures to Real Estate							Total Expenditures
	Total Apartment Units (1)	Expense (2)	Avg. Per Apartment Unit	Payroll (3)	Avg. Per Apartment Unit	Total	Avg. Per Apartment Unit	Replacements (4)	Avg. Per Apartment Unit	Building Improvements (5)	Avg. Per Apartment Unit	Total	Avg. Per Apartment Unit		Grand Total	Avg. Per Apartment Unit

Same Store Properties	72,494	$40,924	$565	$33,288	$459	$74,212	$1,024	$33,251	$459	$31,631	$436	$64,882	$895	(8)	$139,094	$1,919

Non-Same Store Properties (6)	5,683	1,871	444	1,389	330	3,260	774	2,616	621	4,604	1,092	7,220	1,713		10,480	2,487

Other (7)	—	2,937		3,394		6,331		1,689		659		2,348			8,679

Total	78,177	$45,732		$38,071		$83,803		$37,556		$36,894		$74,450			$158,253

(1)
Total Apartment Units - Excludes 1,281 unconsolidated apartment units for which repairs and maintenance expenses and capital expenditures to real estate are self-funded and do not consolidate into the Company's results.

(2)
Repairs and Maintenance Expenses - Includes general maintenance costs, apartment unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair and maintenance costs.

(3)		Maintenance Payroll - Includes payroll and related expenses for maintenance staff.

(4)
Replacements - Includes new expenditures inside the apartment units such as appliances, mechanical equipment, fixtures and flooring, including carpeting. Replacements for same store properties also include $20.7 million spent during the six months ended June 30, 2016 on apartment unit renovations/rehabs (primarily kitchens and baths) on 1,806 same store apartment units (equating to approximately $11,400 per apartment unit rehabbed) designed to reposition these assets for higher rental levels in their respective markets. In 2016, the Company expects to spend approximately $50.0 million for all unit renovation/rehab costs (primarily on same store properties) at a weighted average cost of $11,000 per apartment unit rehabbed.

(5)
Building Improvements - Includes roof replacement, paving, amenities and common areas, building mechanical equipment systems, exterior painting and siding, major landscaping, vehicles and office and maintenance equipment.

(6)		Per apartment unit amounts are based on a weighted average of 4,214 apartment units.

(7)		Other - Primarily includes expenditures for properties sold and properties under development.

(8)
Based on the approximately 70,000 apartment units expected to be included in same store properties by December 31, 2016, the Company estimates that it will spend approximately $2,300 per apartment unit of capital expenditures, inclusive of apartment unit renovation/rehab costs, or $1,600 per apartment unit excluding apartment unit renovation/rehab costs during 2016.

2nd Quarter 2016 Earnings Release	22

Equity Residential
Normalized EBITDA Reconciliations
(Amounts in thousands)

Normalized EBITDA Reconciliations for Page 17

	Trailing Twelve Months		2016		2015
	June 30, 2016	March 31, 2016	Q2	Q1	Q4	Q3	Q2
Net income	$4,379,407	$4,449,625	$228,400	$3,731,831	$213,720	$205,456	$298,618
Interest expense incurred, net	524,802	549,196	86,472	213,492	110,540	114,298	110,866
Amortization of deferred financing costs	13,413	13,606	2,345	5,394	3,067	2,607	2,538
Depreciation	726,104	744,259	176,127	172,885	181,033	196,059	194,282
Income and other tax expense (benefit) (includes discontinued operations)	1,322	1,232	416	358	219	329	326
EBITDA	5,645,048	5,757,918	493,760	4,123,960	508,579	518,749	606,630

Property acquisition costs (other expenses)	2,242	2,244	76	1,335	804	27	78
Write-off of pursuit costs (other expenses)	4,120	4,163	1,115	1,448	886	671	1,158
Loss (income) from investments in unconsolidated entities	2,308	(10,958)	800	1,104	(637)	1,041	(12,466)
Net (gain) on sales of land parcels	(11,722)	(11,722)	—	(11,722)	—	—	—
(Gain) on sale of investment securities and other investments (interest and other income)	(55,295)	(1,082)	(54,600)	(556)	(139)	—	(387)
Executive compensation program duplicative costs and retirement benefit obligations	8,021	9,998	359	359	2,336	4,967	2,336
Insurance/litigation settlement or reserve income (interest and other income)	(1,581)	(6,030)	(1,321)	(53)	(207)	—	(5,770)
Insurance/litigation settlement or reserve expense (other expenses)	(2,149)	(2,040)	3	(244)	(1,929)	21	112
Other (interest and other income)	(108)	(302)	—	—	—	(108)	(194)
Net (gain) on sales of discontinued operations	(15)	(15)	—	(15)	—	—	—
Net (gain) on sales of real estate properties	(3,887,216)	(3,978,662)	(57,356)	(3,723,479)	(39,442)	(66,939)	(148,802)
Normalized EBITDA	$1,703,653	$1,763,512	$382,836	$392,137	$470,251	$458,429	$442,695

Balance Sheet Items:	June 30, 2016	March 31, 2016
Total debt	$8,510,994	$8,583,818
Cash and cash equivalents	(497,843)	(368,049)
Mortgage principal reserves/sinking funds	(54,126)	(52,305)
Net debt	$7,959,025	$8,163,464

2nd Quarter 2016 Earnings Release	23

Equity Residential
Adjustments from FFO to Normalized FFO
(Amounts in thousands)

	Six Months Ended June 30,			Quarter Ended June 30,
	2016	2015	Variance	2016	2015	Variance

Impairment	$—	$—	$—	$—	$—	$—
Asset impairment and valuation allowances	—	—	—	—	—	—

Archstone indirect costs (loss (income) from investments in unconsolidated entities (A)	285	(16,718)	17,003	(16)	(11,301)	11,285
Property acquisition costs (other expenses)	1,411	177	1,234	76	78	(2)
Write-off of pursuit costs (other expenses)	2,563	1,651	912	1,115	1,158	(43)
Property acquisition costs and write-off of pursuit costs	4,259	(14,890)	19,149	1,175	(10,065)	11,240

Prepayment premiums/penalties (interest expense)	112,419	—	112,419	—	—	—
Write-off of unamortized deferred financing costs (interest expense)	3,251	75	3,176	152	1	151
Write-off of unamortized (premiums)/discounts/OCI (interest expense)	4,494	(1,395)	5,889	(85)	(5)	(80)
Premium on redemption of Preferred Shares	—	2,789	(2,789)	—	—	—
Debt extinguishment (gains) losses, including prepayment penalties, preferred share redemptions and non-cash convertible debt discounts	120,164	1,469	118,695	67	(4)	71

Net (gain) loss on sales of land parcels	(11,722)	1	(11,723)	—	—	—
Net (gain) on sales of unconsolidated entities – non-operating assets	—	(414)	414	—	(2,071)	2,071
(Gain) on sale of investment securities and other investments (interest and other income) (B)	(55,156)	(387)	(54,769)	(54,600)	(387)	(54,213)
(Gains) losses on sales of non-operating assets, net of income and other tax expense (benefit)	(66,878)	(800)	(66,078)	(54,600)	(2,458)	(52,142)

Executive compensation program duplicative costs (C)	718	4,673	(3,955)	359	2,336	(1,977)
Insurance/litigation settlement or reserve income (interest and other income)	(1,374)	(5,770)	4,396	(1,321)	(5,770)	4,449
Insurance/litigation settlement or reserve expense (other expenses)	(241)	(888)	647	3	112	(109)
Other (interest and other income)	—	(194)	194	—	(194)	194
Other miscellaneous items	(897)	(2,179)	1,282	(959)	(3,516)	2,557

Adjustments from FFO to Normalized FFO	$56,648	$(16,400)	$73,048	$(54,317)	$(16,043)	$(38,274)

(A) Archstone indirect costs primarily includes the Company's 60% share of winddown costs for such items as office leases, litigation and German operations/sales that were incurred indirectly through the Company's interest in various unconsolidated joint ventures with AVB. During the six months and quarter ended June 30, 2015, the amounts also include approximately $18.6 million and $11.7 million, respectively, received related to the favorable settlement of a lawsuit.

(B) The six months and quarter ended June 30, 2016 includes a $52.4 million gain related to the sale of the Company's entire interest in the management contracts and related rights associated with the military housing ventures at Joint Base Lews McChord.

(C) Represents the accounting cost associated with the overlap of the Company's current and former performance based executive compensation programs. The Company is required to expense in 2016 and 2015 a portion of both the previous program's time based equity grants for service in 2014 or 2015 and the performance based grants issued under the current program, creating a duplicative charge. For the six months and quarter ended June 30, 2016, the entire amounts have been recorded to general and administrative expense. For the six months ended June 30, 2015, $0.7 million and $4.0 million has been recorded to property management expense and general and administrative expense, respectively. For the quarter ended June 30, 2015, $0.3 million and $2.0 million has been recorded to property management expense and general and administrative expense, respectively.

Note: See pages 26 through 29 for the definitions of non-GAAP financial measures and other terms as well as the reconciliations of EPS to FFO per share and Normalized FFO per share.

2nd Quarter 2016 Earnings Release	24

Equity Residential
Normalized FFO Guidance and Assumptions

The guidance/projections provided below are based on current expectations and are forward-looking. All guidance is given on a Normalized FFO basis. Therefore, certain items excluded from Normalized FFO, such as debt extinguishment costs/prepayment penalties, property acquisition costs and the write-off of pursuit costs, are not included in the estimates provided on this page. The special dividend to be paid later in 2016 remains subject to the discretion of the Company's Board of Trustees and may vary materially due to, among other items, the amount and timing of 2016 dispositions. See pages 26 through 29 for the definitions of non-GAAP financial measures and other terms as well as the reconciliations of EPS to FFO per share and Normalized FFO per share.

2016 Normalized FFO Guidance (per share diluted)

	Q3 2016	2016

Expected Normalized FFO Per Share	$0.75 to $0.79	$3.05 to $3.11

2016 Same Store Assumptions (see Note below)

Physical occupancy		95.9%
Revenue change		3.50% to 4.00%
Expense change		2.50% to 3.00%
NOI change		3.75% to 4.25%

Note: The same store guidance provided above is based on the approximately 70,000 apartment units expected to be included in same store properties by December 31, 2016. Approximately 25 basis point change in NOI percentage = $0.01 per share change in EPS/FFO per share/Normalized FFO per share.

2016 Transaction Assumptions

Consolidated rental acquisitions		$350.0 million
Consolidated rental dispositions		$6.9 billion
Spread between Acquisition Cap Rate and Disposition Yield		75 basis points

2016 Debt Assumptions

Weighted average debt outstanding		$8.9 billion to $9.2 billion
Weighted average interest rate (reduced for capitalized interest)		4.02%
Interest expense, net (on a Normalized FFO basis)		$357.8 million to $369.8 million
Capitalized interest		$49.0 million to $53.0 million

Note: All 2016 debt assumptions are shown on a Normalized FFO basis and therefore exclude the impact of the debt extinguishment costs/prepayment premiums/penalties shown on page 24.

2016 Other Guidance Assumptions

Property management expense		$82.0 million to $84.0 million
General and administrative expense (see Note below)		$58.0 million to $60.0 million
Interest and other income		$3.2 million to $4.0 million
Income and other tax expense		$1.0 million to $2.0 million
Debt offerings		$200.0 million to $250.0 million
Equity ATM share offerings		No amounts budgeted
Preferred share offerings		No amounts budgeted
Special dividend paid in Q1 2016		$8.00 per share
Special dividend to be paid later in 2016		$2.00 to $4.00 per share
Regular annual dividend (paid in four equal quarterly installments)		$2.015 per share
Weighted average Common Shares and Units - Diluted		382.4 million

Note: Normalized FFO guidance excludes a duplicative charge of approximately $1.4 million, which will be recorded to general and administrative expense, related to the overlap of accounting costs for the Company's current and former executive compensation programs.

2nd Quarter 2016 Earnings Release	25

Equity Residential
Additional Reconciliations and Definitions of Non-GAAP Financial Measures and Other Terms
(Amounts in thousands except per share and per apartment unit data)
(All per share data is diluted)

This Earnings Release and Supplemental Information include certain non-GAAP financial measures and other terms that management believes are helpful in understanding our business. The definitions and calculations of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. These non-GAAP financial measures should not be considered as an alternative to net earnings or any other GAAP measurement of performance or as an alternative to cash flows from specific operating, investing or financing activities. Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity.

Acquisition Capitalization Rate or Cap Rate – NOI that the Company anticipates receiving in the next 12 months (or the year two or three stabilized NOI for properties that are in lease-up at acquisition) less an estimate of property management costs/management fees allocated to the project (generally ranging from 2.0% to 4.0% of revenues depending on the size and income streams of the asset) and less an estimate for in-the-unit replacement capital expenditures (generally ranging from $100-$450 per apartment unit depending on the age and condition of the asset) divided by the gross purchase price of the asset. The weighted average Acquisition Cap Rate for acquired properties is weighted based on the projected NOI streams and the relative purchase price for each respective property.

Average Rental Rate – Total residential rental revenues divided by the weighted average occupied apartment units for the reporting period presented.

Debt Covenant Compliance – Our unsecured debt includes certain financial and operating covenants including, among other things, maintenance of certain financial ratios. These provisions are contained in the indentures applicable to each notes payable or the credit agreement for our line of credit. The Debt Covenant Compliance ratios that are provided show the Company's compliance with certain covenants governing our public unsecured debt. These covenants generally reflect our most restrictive financial covenants. The Company was in compliance with its unsecured debt covenants for all years presented (the ratios should not be used for any other purpose, including without limitation, to evaluate the Company's financial condition or results of operations, nor do they indicate the Company's covenant compliance as of any other date or for any other period).

Disposition Yield – NOI that the Company anticipates giving up in the next 12 months less an estimate of property management costs/management fees allocated to the project (generally ranging from 2.0% to 4.0% of revenues depending on the size and income streams of the asset) and less an estimate for in-the-unit replacement capital expenditures (generally ranging from $100-$450 per apartment unit depending on the age and condition of the asset) divided by the gross sale price of the asset. The weighted average Disposition Yield for sold properties is weighted based on the projected NOI streams and the relative sales price for each respective property.

Earnings Per Share ("EPS") – Net income per share calculated in accordance with GAAP. Expected EPS is calculated on a basis consistent with actual EPS. Due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales, actual EPS could differ materially from expected EPS.

Economic Gain – Economic Gain is calculated as the net gain on sales of real estate properties in accordance with GAAP, excluding accumulated depreciation. The Company generally considers Economic Gain to be an appropriate supplemental measure to net gain on sales of real estate properties in accordance with GAAP because it is one indication of the gross value created by the Company's acquisition, development, rehab, management and ultimate sale of a property and because it helps investors to understand the relationship between the cash proceeds from a sale and the cash invested in the sold property. The following table presents a reconciliation of Economic Gain to net gain on sales of real estate properties in accordance with GAAP:

	Six Months Ended June 30, 2016

	Economic Gain	Accumulated Depreciation Gain	Net Gain on Sales of Real Estate Properties

Starwood sale	$1,981,990	$1,179,210	$3,161,200
Woodland Park sale	258,896	30,442	289,338
River Tower sale	152,342	32,076	184,418
Other sales	75,509	70,370	145,879

Totals	$2,468,737	$1,312,098	$3,780,835

2nd Quarter 2016 Earnings Release	26

Equity Residential
Additional Reconciliations and Definitions of Non-GAAP Financial Measures and Other Terms – Continued
(Amounts in thousands except per share and per apartment unit data)
(All per share data is diluted)

Funds From Operations and Normalized Funds From Operations:

Funds From Operations (“FFO”) – The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States (“GAAP”)), excluding gains (or losses) from sales and impairment write-downs of depreciable operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only. Expected FFO per share is calculated on a basis consistent with actual FFO per share and is considered an appropriate supplemental measure of expected operating performance when compared to expected EPS.

The Company believes that FFO and FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company, because they are recognized measures of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO available to Common Shares and Units can help compare the operating performance of a company’s real estate between periods or as compared to different companies.

Normalized Funds From Operations ("Normalized FFO") – Normalized FFO begins with FFO and excludes:
• the impact of any expenses relating to non-operating asset impairment and valuation allowances;
• property acquisition and other transaction costs related to mergers and acquisitions and pursuit cost write-offs;
• gains and losses from early debt extinguishment, including prepayment penalties, preferred share redemptions and the cost related to the implied option value of non-cash convertible debt discounts;
• gains and losses on the sales of non-operating assets, including gains and losses from land parcel sales, net of the effect of income tax benefits or expenses; and
• other miscellaneous items.

Expected Normalized FFO per share is calculated on a basis consistent with actual Normalized FFO per share and is considered an appropriate supplemental measure of expected operating performance when compared to expected EPS.

The Company believes that Normalized FFO and Normalized FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company because they allow investors to compare the Company's operating performance to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company's actual operating results.

FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units do not represent net income, net income available to Common Shares or net cash flows from operating activities in accordance with GAAP. Therefore, FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units should not be exclusively considered as alternatives to net income, net income available to Common Shares or net cash flows from operating activities as determined by GAAP or as a measure of liquidity. The Company's calculation of FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

FFO available to Common Shares and Units and Normalized FFO available to Common Shares and Units are calculated on a basis consistent with net income available to Common Shares and reflects adjustments to net income for preferred distributions and premiums on redemption of preferred shares in accordance with GAAP. The equity positions of various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units are collectively referred to as the "Noncontrolling Interests – Operating Partnership". Subject to certain restrictions, the Noncontrolling Interests – Operating Partnership may exchange their OP Units for Common Shares on a one-for-one basis.

2nd Quarter 2016 Earnings Release	27

Equity Residential
Additional Reconciliations and Definitions of Non-GAAP Financial Measures and Other Terms – Continued
(Amounts in thousands except per share and per apartment unit data)
(All per share data is diluted)

The following table presents reconciliations of EPS to FFO per share and Normalized FFO per share for pages 6 and 25 (the expected guidance/projections provided below are based on current expectations and are forward-looking):

	Actual June YTD 2016 Per Share	Actual June YTD 2015 Per Share	Actual Q2 2016 Per Share	Actual Q2 2015 Per Share	Expected Q3 2016 Per Share	Expected 2016 Per Share

EPS - Diluted	$10.36	$1.27	$0.59	$0.78	$0.62 to $0.66	$11.84 to $11.90
Add: Depreciation expense	0.91	1.01	0.46	0.51	0.46	1.82
Less: Net gain on sales	(9.90)	(0.60)	(0.15)	(0.39)	(0.26)	(10.70)

FFO per share - Diluted	1.37	1.68	0.90	0.90	0.82 to 0.86	2.96 to 3.02

Asset impairment and valuation allowances	—	—	—	—	—	—
Property acquisition costs and write-off of pursuit costs	0.01	(0.04)	—	(0.03)	—	0.02
Debt extinguishment (gains) losses, including prepayment penalties, preferred share redemptions and non-cash convertible debt discounts	0.31	—	—	—	—	0.32
(Gains) losses on sales of non-operating assets, net of income and other tax expense (benefit)	(0.17)	—	(0.14)	(0.01)	(0.07)	(0.25)
Other miscellaneous items	—	—	—	(0.01)	—	—

Normalized FFO per share - Diluted	$1.52	$1.64	$0.76	$0.85	$0.75 to $0.79	$3.05 to $3.11

Net Operating Income (“NOI”) – NOI is the Company’s primary financial measure for evaluating each of its apartment properties. NOI is defined as rental income less direct property operating expenses (including real estate taxes and insurance). The Company believes that NOI is helpful to investors as a supplemental measure of its operating performance because it is a direct measure of the actual operating results of the Company's apartment properties. NOI does not include an allocation of property management expenses.

The following tables present reconciliations of rental income, operating expenses and NOI for the June YTD 2016 and the Second Quarter 2016 Same Store Properties (see page 10) to rental income, operating expenses and NOI per the consolidated statements of operations and NOI to operating income per the consolidated statements of operations:

	Six Months Ended June 30,		Quarter Ended June 30,
	2016	2015	2016	2015

Rental income:
Same store	$1,099,117	$1,053,117	$556,022	$533,482
Non-same store	111,987	287,997	38,917	143,026
Total rental income	1,211,104	1,341,114	594,939	676,508

Operating expenses:
Same store	320,884	318,166	159,569	156,886
Non-same store	42,199	93,950	14,153	44,238
Total operating expenses	363,083	412,116	173,722	201,124

NOI:
Same store	778,233	734,951	396,453	376,596
Non-same store	69,788	194,047	24,764	98,788
Total NOI	848,021	928,998	421,217	475,384

Adjustments:
Fee and asset management revenue	3,133	4,369	215	2,604
Property management	(44,486)	(44,557)	(20,991)	(21,792)
General and administrative	(35,013)	(35,421)	(18,296)	(15,659)
Depreciation	(349,012)	(388,803)	(176,127)	(194,282)

Operating income	$422,643	$464,586	$206,018	$246,255

2nd Quarter 2016 Earnings Release	28

Equity Residential
Additional Reconciliations and Definitions of Non-GAAP Financial Measures and Other Terms – Continued
(Amounts in thousands except per share and per apartment unit data)
(All per share data is diluted)

Non-Same Store Properties – For annual comparisons, primarily includes all properties acquired during 2015 and 2016, plus any properties in lease-up and not stabilized as of January 1, 2015.

Normalized Earnings Before Interest, Income Taxes, Depreciation and Amortization ("EBITDA") – Represents net income in accordance with GAAP before interest expense, income taxes, depreciation expense and amortization expense and further adjusted for non-comparable items. Normalized EBITDA, total debt to Normalized EBITDA and net debt to Normalized EBITDA are important metrics in evaluating the credit strength of the Company and its ability to service its debt obligations. The Company believes that Normalized EBITDA, total debt to Normalized EBITDA and net debt to Normalized EBITDA are useful to investors, creditors and rating agencies because they allow investors to compare the Company's credit strength to prior reporting periods and to other companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company's actual credit quality.

Physical Occupancy – The weighted average occupied apartment units for the reporting period divided by the average of total apartment units available for rent for the reporting period.

Same Store Properties – For annual comparisons, primarily includes all properties acquired or completed that are stabilized prior to January 1, 2015, less properties subsequently sold. Properties are included in Same Store when they are stabilized for all of the current and comparable periods presented.

% of Stabilized NOI – For the June 30, 2016 Portfolio Summary, represents budgeted 2016 NOI for stabilized properties and projected annual NOI at stabilization (defined as having achieved 90% occupancy for three consecutive months) for properties that are in lease-up. For the December 31, 2015 Portfolio Summary, represents actual 2015 NOI for stabilized properties and projected annual NOI at stabilization (defined as having achieved 90% occupancy for three consecutive months) for properties that are in lease-up.

Total Capital Cost – Estimated cost for projects under development and/or developed and all capitalized costs incurred to date plus any estimates of costs remaining to be funded for all projects, including land acquisition costs, construction costs, capitalized real estate taxes and insurance, capitalized interest and loan fees, permits, professional fees, allocated development overhead and other regulatory fees, all in accordance with GAAP.

Total Market Capitalization – The aggregate of the market value of the Company’s outstanding common shares, including restricted shares, the market value of the Company’s operating partnership units outstanding, including restricted units (based on the market value of the Company’s common shares) and the outstanding principal balance of debt. The Company believes this is a useful measure of a real estate operating company’s long-term liquidity and balance sheet strength, because it shows an approximate relationship between a company’s total debt and the current total market value of its assets based on the current price at which the Company’s common shares trade. However, because this measure of leverage changes with fluctuations in the Company’s share price, which occur regularly, this measure may change even when the Company’s earnings, interest and debt levels remain stable.

Turnover – Total residential move-outs divided by total residential apartment units, including inter-property and intra-property transfers.

Unencumbered NOI % – Represents NOI generated by consolidated real estate assets unencumbered by outstanding secured debt as a percentage of total NOI generated by all of the Company's consolidated real estate assets.

Unlevered Internal Rate of Return (“IRR”) – The Unlevered IRR on sold properties refers to the internal rate of return calculated by the Company based on the timing and amount of (i) total revenue earned during the period owned by the Company and (ii) the gross sales price net of selling costs, offset by (iii) the undepreciated capital cost of the properties at the time of sale and (iv) total direct property operating expenses (including real estate taxes and insurance) incurred during the period owned by the Company. Each of the items (i), (ii), (iii) and (iv) is calculated in accordance with GAAP.

The calculation of the Unlevered IRR does not include an adjustment for the Company’s general and administrative expense, interest expense or property management expense. Therefore, the Unlevered IRR is not a substitute for net income as a measure of our performance. Management believes that the Unlevered IRR achieved during the period a property is owned by the Company is useful because it is one indication of the gross value created by the Company’s acquisition, development, rehab, management and ultimate sale of a property, before the impact of Company overhead. The Unlevered IRR achieved on the properties as cited in this release should not be viewed as an indication of the gross value created with respect to other properties owned by the Company, and the Company does not represent that it will achieve similar Unlevered IRRs upon the disposition of other properties. The weighted average Unlevered IRR for sold properties is weighted based on all cash flows over the investment period for each respective property, including net sales proceeds.

2nd Quarter 2016 Earnings Release	29